UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

_________________

Date of Report
(Date of earliest
event reported):	February 28, 2006

Harley-Davidson, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)

(414) 342-4680
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

_________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01.	Entry into a Material Definitive Agreement

        The information contained in Item 5.02(c) is incorporated by reference in response to this item.

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

        (a)-(b)     Not applicable.

        (c)   By action taken as of February 28, 2006, the Board of Directors of Harley-Davidson, Inc. (the “Company”) elected Mr. Thomas E. Bergmann to serve as Vice President and Chief Financial Officer of the Company, effective upon the commencement of his employment with the Company. Mr. Bergmann commenced his employment, and the Company announced his appointment, on March 6, 2006. Mr. Bergmann succeeds James L. Ziemer as Chief Financial Officer of the Company. Mr. Ziemer was elected as the Company’s Chief Executive Officer and President on April 30, 2005. James M. Brostowitz, who had been serving as the Company’s Acting Chief Financial Officer since April 30, 2005 (to fill the vacancy created by Mr. Ziemer’s election to Chief Executive Officer and President), will continue to serve as the Company’s Vice President, Treasurer and Chief Accounting Officer.

        Mr. Bergmann most recently served as Interim Chief Executive Officer of USF Corporation (“USF”), a $2.5 billion transportation and logistics company, a position he held from November 2004 to June 2005. USF was publicly traded until it was acquired by YRC Worldwide Inc. in May 2005. Prior to that, Mr. Bergmann served as Executive Vice President of USF from August 2004 to November 2004 and Senior Vice President and Chief Financial Officer of USF from February 2004 to August 2004. Prior to joining USF, Mr. Bergmann served as Vice President Finance – Services of Sears, Roebuck and Co., a retailer, from February 2003 to November 2003 and as Vice President and Controller of Sears, Roebuck and Co. from January 2002 to February 2003. He also served as the Vice President and Treasurer of The St. Paul Travelers Companies, Inc. from February 1999 to January 2002.

        On March 6, 2006, the Company entered into a Severance Benefits Agreement and a Transition Agreement with Mr. Bergmann upon his election as the Company’s Vice President and Chief Financial Officer and the commencement of his employment with the Company. These agreements are substantially in the forms of the corresponding agreements that the Company has entered into with certain other executive officers, which the Company has filed with the Securities and Exchange Commission as Exhibits 10.4 and 10.8 to its Annual Report on Form 10-K for the year ended December 31, 2005. The Severance Benefits Agreement provides for certain benefits in the event of a termination of employment by the Company other than for cause. The Transition Agreement becomes effective upon a change of control of the Company (as defined in the Transition Agreement). It provides for certain benefits upon the termination of Mr. Bergmann’s employment following a change of control.

        (d)     Not applicable.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARLEY-DAVIDSON, INC.
Date: March 6, 2006	By: /s/ Gail A. Lione
Gail A. Lione
Vice President, General Counsel and Secretary